Exhibit 10.15
AMENDED AND RESTATED
AGREEMENT AND PLAN OF MERGER AND REORGANIZATION
by and among:
PACIFIC EAST ADVISORS, INC.
a Delaware corporation;
DRILLCO ACQUISITION, LLC.,
a Delaware limited liability company;
and
ADVANCED DRILLING SERVICES, LLC,
a Delaware limited liability company
Dated as of December 11, 2006
Amended and Restated as of February 12, 2007

AMENDED AND RESTATED AGREEMENT AND PLAN
OF MERGER AND REORGANIZATION
     THIS AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER AND REORGANIZATION (the “Agreement”) is made and entered into as of December 11, 2006 (the “Execution Date”), as amended and restated on February 12, 2007, by and among: Pacific East Advisors, Inc., a Delaware corporation (“Parent”); DRILLCO ACQUISITION, LLC., a Delaware limited liability company and a wholly owned subsidiary of Parent (“Merger Sub”); and ADVANCED DRILLING SERVICES, LLC, a Delaware limited liability company (the “Company”).
RECITALS
     A. The Boards of Directors of Parent, and the Manager of Merger Sub and the Company, deem it advisable and in the best interest of each entity and its respective stockholders or interest holders, that Parent and the Company combine in order to advance the long-term business interests of Parent and the Company.
     B. The strategic combination of Parent and the Company (the “Merger”) shall be effected in accordance with the Delaware General Corporation Law (the “DGCL”) and the terms of this Agreement through a transaction in which (i) the Company will merge with and into Merger Sub (the “LLC Merger”), (ii) Merger Sub will be the surviving entity in the LLC Merger and will remain a wholly owned limited liability company subsidiary of Parent and will continue to carry on the business of the Company, and (iii) the interest holders of the Company will become stockholders of Parent (the Merger and the LLC Merger being herein referred to as the “Combination”).
     C. The Manager of the Company (i) has determined that the Combination is advisable, fair to, and in the best interests of the Company and its interest holders, (ii) has determined that this Agreement is advisable and has approved this Agreement, the Combination and the other transactions contemplated by this Agreement, and (iii) has determined to recommend that the interest holders of the Company adopt this Agreement.
     D. The Board of Directors of Parent (i) has unanimously determined that the Combination is advisable and consistent with and in furtherance of the long-term business strategy of Parent and is fair to, and in the best interests of, Parent and its stockholders, (ii) has unanimously approved this Agreement, the Combination and the other transactions contemplated by this Agreement, and (iii) to the extent required by applicable law, has unanimously determined to recommend that the stockholders of Parent adopt this Agreement and approve the Combination and the other transactions contemplated by this Agreement.
     E. Immediately prior to the closing of the Merger, the Company will issue Class B Membership Units to the accredited investors who subscribe for Class B Membership Interests of the Company (the “Class B Interests”) being offered to accredited investors in a private placement by the Company. All of the foregoing Class B Interests will be issued and will be outstanding prior to the Merger, and will be exchanged for Parent Series A Preferred Stock in the Merger as set forth herein.
     F. Concurrent with the closing of the Merger, Parent shall consummate closing of the merger of Inner Mongolia Production Company LLC (“IMPCO”), a New York limited liability company, with and into IMPCO Acquisition, LLC, a New York limited liability company and wholly owned subsidiary of Parent (the “IMPCO Merger”), pursuant to that certain Amended and Restated Agreement and Plan of Merger and Reorganization, made and entered into on or about the Execution Date, as amended and restated on even date herewith, by and among Parent, IMPCO Acquisition, LLC, a New York limited liability company and wholly owned subsidiary of Parent, and Inner Mongolia Production Company LLC, a New York limited liability company (the “IMPCO Merger Agreement”).
     G. Parent, Merger Sub and Company have entered into an Agreement and Plan of Merger and Reorganization on the Effective Date (the “Existing Agreement”), and desire to amend and restate the Existing Agreement in full as set forth herein.
     NOW THEREFORE, for the mutual consideration set out herein, and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties agree as follows:
AGREEMENT
     A. Amendment of Existing Agreement. Effective and contingent upon execution of this Agreement by Parent, Merger Sub and Company, the Existing Agreement is hereby amended and restated in its entirety to read as set forth in this Agreement, and Parent, Merger Sub and Company hereby agree to be bound by the provisions hereof as the sole Agreement of Parent, Merger Sub and Company with respect to matters as set forth herein.
     1. Integrated Transaction. For U.S. Federal income tax purposes, it is intended that the transactions contemplated by this Agreement and the IMPCO Merger Agreement constitute part of a single integrated transaction and are pursuant to a single integrated plan intended to qualify as a tax-free transaction under Section 351 of the Internal Revenue Code of 1986, as amended (the “Code”).
     2. Terms of Merger. Immediately following the Effective Time (as defined below), without condition, Parent shall cause Merger Sub to file with the Secretary of State of the State of Delaware a properly executed certificate of merger for the LLC Merger (the “LLC Certificate of Merger”) conforming to the requirements of the DGCL, in a form mutually agreeable to the parties. The LLC Merger shall become effective at the time the LLC Certificate of Merger is filed with the Secretary of State of the State of Delaware.
          (a) Effects of the LLC Merger
               (1) At the time at which the LLC Merger is filed with the Secretary of State of Delaware, as described above (the “Effective Time”), (i) the separate existence of the Merger Sub shall cease and the Merger Sub shall be merged with and into the Company, with the Company as the surviving entity in the LLC Merger (Merger Sub and the Company are sometimes referred to below as the “LLC Constituent Entities” and the Company following the LLC Merger is sometimes referred to below as the “Continuing LLC”), and (ii) the Certificate of Formation and the Amended and Restated Operating Agreement of the Company as in effect immediately prior to the Effective Time shall be unchanged by the LLC Merger.
               (2) At and after the Effective Time, the Continuing LLC shall possess all the rights, privileges, powers, and franchises of a public as well as of a private nature, and be subject to all the restrictions, disabilities, and duties of each of the LLC Constituent Entities; and all singular rights, privileges, powers, and franchises of each of the LLC Constituent Entities, and all property, real, personal, and mixed, and all debts due to either of the LLC Constituent Entities on whatever account, and all other things in action or belonging to each of the LLC Constituent Entities, shall be vested in the Continuing LLC, and all property, rights, privileges, powers, and franchises, and all and every other interest shall be thereafter as effectually the property of the Continuing LLC as they were of the LLC Constituent Entities, and the title to any real estate vested by deed or otherwise, in either of the LLC Constituent Entities, shall not revert or be in any way impaired; but all rights of creditors and all liens upon any property of either of the LLC Constituent Entities shall be preserved unimpaired, and all debts, liabilities, and duties of the LLC Constituent Entities shall thereafter attach to the Continuing LLC, and may be enforced against it to the same extent as if such debts and liabilities had been incurred by it.
               (3) At the Effective Time, the Certificate of Incorporation of Parent (the “Parent Certificate”) shall be amended and restated in its entirety as set forth on Exhibit A attached hereto.
               (4) At the Effective Time, (i) the Amended and Restated Operating Agreement of the Company, as existing immediately prior to the Effective Time, shall be and remain the Amended and Restated Operating Agreement of the Continuing LLC; (ii) the members of the Board of Managers of the Company holding office immediately prior to the Effective Time shall remain as the members of the Board of Managers of the Continuing LLC (if on or after the Effective Time a vacancy exists on the Board of Managers of the Company, such vacancy may thereafter be filled in a manner provided by applicable law and the Amended and Restated Operating Agreement); and (iii) until the Board of Managers of the Company shall otherwise determine, all persons who hold offices of the Company at the Effective Time shall continue to hold the same offices of the Continuing LLC.

               (5) Upon the terms and subject to the conditions of this Agreement, the Closing (as defined below) of the Merger will take place (a) at the offices of The Krueger Group, LLP, 5771 La Jolla Boulevard, La Jolla, California 92037, at 7:00 a.m., California time, on the date that is the second Business Day after the satisfaction or waiver of the conditions set forth in Sections 7 and 8 hereof, other than conditions which by their terms are to be satisfied at the Closing, or (b) such other location, date or time as the parties may mutually agree (the “Closing Date”). For purposes of this Agreement, a “Business Day” shall mean any day that is not a Saturday, a Sunday or other day on which the office of the California Secretary of State is closed.
          (b) Events Occurring Immediately Prior to the Closing.
               (1) It is currently contemplated that prior to the Merger becoming effective under Delaware law, the Company shall close a private offering under Regulation D, Rule 506, as promulgated by the Securities and Exchange Commission (“SEC”) under the Securities Act, pursuant to which it will issue up to 11,200,000 Class B Interests (excluding warrants issuable to the Company’s placement agents) (the “Maximum Offering”) at $1.25 per Class B Interest (the “Private Placement”). All of the Class B Interests issued as part of the Private Placement shall be included in the membership interests of the Company that are outstanding at the time of the Merger and will be converted/exchanged in the Merger in accordance with Section 2(c)(1) below.
               (2) Immediately prior to the Merger becoming effective, on the day of such effectiveness, the Company shall consummate the Merger under Section 251 of the Delaware General Corporation Law by filing a Delaware Certificate of Merger with the Delaware Secretary of State.
          (c) Conversion of Securities in LLC Merger.
               (1) By virtue of the LLC Merger and without any further action on the part of the Company or the Merger Sub or the holders of interests of the Company: (i) each Class A Interest of the Company then outstanding shall be converted into one (1) fully paid share of Common Stock of the Parent for a total aggregate of 9,850,000 fully paid and nonassessable shares of Common Stock, par value $0.001; AND (ii) each Class B Interest of the Company then issued and outstanding in connection with the Private Placement shall be converted into one (1) fully paid share of Series A Preferred Stock of the Parent for a maximum total aggregate of 11,200,000 fully paid and nonassessable shares of Series A Preferred Stock, par value $0.001 (excluding warrants issuable to the Company’s placement agents) (assuming the Maximum Offering is achieved).
               (2) On or prior to the Closing Date, Parent shall make available to its transfer agent (the “Exchange Agent”) for the benefit of the holders of Class A Interests and Class B Interests of the Company, a sufficient number of certificates representing Common Stock of Parent and Series A Preferred Stock of the Parent required to effect the delivery of the aggregate consideration in Common Stock of Parent and Series A Preferred Stock of the Parent and cash for the payment of fractional shares set forth below (collectively, the “Share Consideration” and the certificates representing such aggregate Share Consideration being referred to hereinafter as the “Stock Merger Exchange Fund”). The Exchange Agent shall, pursuant to irrevocable instructions, deliver the Share Consideration out of the Stock Merger Exchange Fund. The Stock Merger Exchange Fund shall not be used for any other purpose than as set forth herein.
               (3) No fractional Parent securities shall be issued in the Merger. Each holder of Class A Interests and Class B Interests of the Company shall be entitled to receive in lieu of any fractional Parent securities to which such holder otherwise would have been entitled pursuant to Section 2(c)(1) a cash payment in an amount equal to the product of (i) the fractional interest of a Parent securities to which such holder otherwise would have been entitled and (ii) the fair market value of one (1) Parent securities as determined by Parent’s Board of Directors in good faith.
          (d) Other Matters.
               (1) Upon the effectiveness of the LLC Merger, each outstanding option or warrant to purchase the Company Class B Interests, whether or not then exercisable, shall be converted into an option or warrant to purchase (in substitution for each share of the Company Class B Interest subject to the Company option or warrant) one (1) share of Parent Series A Preferred Stock at a price equal to the exercise price in effect immediately prior to the LLC Merger. All other terms and conditions of each the Company option or warrant shall remain the same.
               (2) At the Closing, the number of directors of Parent will be set at three (3). The then existing sole director of Parent shall then nominate and elect to the Board of Directors of Parent Frank Ingriselli, Laird Q. Cagan and Elizabeth P. Smith, or such other persons designated by the Company, and all of the persons serving as directors and officers of Parent immediately prior to the Closing shall thereafter resign from all of their positions with Parent, effective immediately after the Closing.
               (3) Upon the effectiveness of the Merger, Parent shall assume and will be bound by the registration rights agreements previously entered into, or hereafter entered into, between the Company and the accredited investors who purchase shares of the Company Class B Interests in the Private Placement that is currently scheduled to close prior to the Closing. The terms of the registration rights are set forth as an exhibit to the subscription agreements entered into by each of the foregoing purchasers of shares of the Company Class B Interests. Parent agrees to execute any agreement or other instrument the Company deems necessary to confirm its agreement to comply with the registration rights granted by the Company to the purchasers of its Class B Interests.
               (4) All stock of the Parent issued in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Parent Stock, and there shall be no further registration of transfers on the records of the Parent of shares of Company membership interests that were outstanding immediately prior to the Effective Time.

     3. Representations of the Company. The Company hereby represents and warrants as follows, which warranties and representations shall also be true as of the Execution Date:
          (a) Organization, Standing and Authority of the Company. The Company is a duly organized, validly existing and in good standing under the laws of the State of Delaware with full corporate power and authority to carry on its business as now conducted and is duly qualified to do business in any jurisdiction where its ownership or leasing of property or the conduct of its business requires such qualification, except where the failure to have such corporate power and authority or to so qualify would not have a Material Adverse Effect on the Company.
          (b) Authorized and Effective Agreement.
               (1) The Company has all requisite corporate power and authority to enter into and perform all of its obligations under this Agreement. The execution, delivery and performance of this Agreement by the Company and the consummation of the Merger and the other transactions contemplated hereby have been duly authorized by the Manager of the Company, which authorization constitutes all necessary corporate action in respect thereof and which have not been rescinded, revoked or otherwise adversely modified.
               (2) This Agreement constitutes the legal, valid and binding obligations of the Company, enforceable against it in accordance with its terms subject, as to enforceability, to bankruptcy, insolvency and other legal requirements of general applicability relating to or affecting creditors’ rights and to general equity principles.
               (3) Neither the execution and delivery of this Agreement, nor consummation of the Merger and the other transactions contemplated hereby, nor compliance by the Company with any of the provisions hereof shall (i) conflict with or result in a breach of any provision of the Certificate of Formation or Amended and Restated Operating Agreement (the “Operating Agreement”) of the Company or (ii) violate any legal requirements applicable to the Company.
               (4) Other than the filing of the LLC Certificate of Merger with the Delaware Secretary of State and consent of the holders of Class A and Class B Interests of the Company, no consent, approval or authorization of, or declaration, notice, filing or registration with, any Government Entity, or any other Person, is required to be made or obtained by the Company on or prior to the Effective Time in connection with the execution, delivery and performance of this Agreement and the LLC Merger or the consummation of the transactions contemplated hereby or thereby.
          (c) Capital Structure of the Company. The issued and outstanding limited liability company interests of the Company consist of 9,850,000 Class A Interests and no Class B Interests as of the Execution Date. In connection with the Private Placement, the Company may issue up to 11,200,000 additional Class B Interests prior to the Closing (excluding warrants issuable to the Company’s placement agents). As of the Execution Date, all the outstanding limited liability company interests of the Company are held by the members free and clear of all encumbrances. As of the Execution Date and as of the Closing, other than the warrants issuable to the Company’s placement agents in connection with the Private Placement (the “Placement Agent Warrants”) and as otherwise set forth herein, there are and will be no options, warrants, convertible securities or other rights, agreements, arrangements or commitments relating to the limited liability company interests of the Company.
          (d) Material Adverse Change. Except as set forth in the Company Disclosure Documents, there has not been any change in the financial condition, results of operations, prospects or business which would individually or in the aggregate with any other such changes, of the Company except changes arising in the ordinary course of business, which changes would have a Material Adverse Effect with respect to the Company.
          (e) Litigation. There are no actions, suits or proceedings instituted, pending or, to its Knowledge, any governmental investigation or proceeding, and, to its Knowledge, no material litigation, claims, assessments or any governmental proceedings are threatened against the Company.
          (f) Absence of Undisclosed Liabilities. Except as disclosed by the Company to Parent in its financial statements provided to Parent prior to the Execution Date, the Company does not have any liability (contingent or otherwise) or Indebtedness that is material to the Company, or that, when combined with all similar undisclosed liabilities, would be material to the Company, except for liabilities incurred in the ordinary course of business subsequent to the Execution Date.
          (g) Tax Matters. The Company has, or by the Closing will have, filed all material federal tax, governmental and/or related forms and reports (or extensions thereof) due or required to be filed in the ordinary course of business and has (or will have) paid or made adequate provisions for all taxes or assessments which have become due as of the Closing.
          (h) Material Contracts. As part of the Company Disclosure Documents, the Company has previously given Parent copies of or access to all material contracts, commitments and/or agreements to which the Company is a party, including all contracts covering relationships or dealings with related parties or affiliates. The Company is not in material breach of, or material default under any material contract.
          (i) Subsidiary Corporations. The Company has no Subsidiaries, other than Sunrise Energy Asia LLC (“Sunrise”), a Delaware limited liability company and wholly owned subsidiary of the Company.
          (j) Minute Books, Financial Records. The Company has made its corporate financial records, minute books, and other corporate documents and records available for review to present management of Parent prior to the Closing, during reasonable business hours and on reasonable notice.
          (k) Disclosure. The Company Disclosure Documents which have been delivered by the Company to Parent for use in connection with the Merger are true and accurate in all material respects.

     4. Representations of Parent and Merger Sub. Parent and Merger Sub hereby jointly and severally represent and warrant to the Company as follows, each of which representations and warranties shall continue to be true as of the Effective Time:
          (a) Organization, Standing and Authority of Parent. Parent is duly organized, validly existing and in good standing under the laws of the State of Delaware, with the full corporate power to own, lease and operate its property and to carry on its business as now being conducted and is duly qualified to do business and in good standing to do business in any jurisdiction where the ownership or leasing of the property or the conduct of its business requires such qualification, except where the failure to so qualify would not have a Material Adverse Effect. As of the Execution Date, Parent is not required to be qualified to do business in any state other than Delaware. Merger Sub is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all necessary limited liability company power and authority to enter into this Agreement and to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.
          (b) Capital Structure of Parent.
               (1) As of the Execution Date, Parent’s authorized capital stock consists of (i) 100,000,000 shares of Parent Common Stock, $0.001 par value, of which approximately 468,068 shares are issued and outstanding, and (ii) and 5,000,000 authorized shares of Preferred Stock, par value $0.001, of which no shares of Preferred Stock are issued or outstanding. The Merger Sub is a single member LLC wholly-owned by Parent.
               (2) All outstanding shares of Parent stock are, and shall be at Closing, validly issued, fully paid and nonassessable. At the Execution Date and at the Closing, there are and there will be no existing options, convertible or exchangeable securities, calls, claims, warrants, preemptive rights, registration rights or commitments of any character relating to the issued or unissued capital stock or other securities of Parent, other than pursuant to the IMPCO Merger Agreement. There are no voting trusts, proxies or other agreements, commitments or understandings of any character to which Parent is a party or by which Parent is bound with respect to the voting of any capital stock of Parent. There are no outstanding stock appreciation, phantom stock or similar rights with respect to any capital stock of Parent. There are no outstanding obligations to repurchase, redeem or otherwise acquire any shares of capital stock of Parent.
               (3) As of the Closing, the shares of Parent Common and Preferred Stock to be issued and delivered to the holders of Class A and Class B Interests of the Company hereunder and in connection herewith will, when so issued and delivered, constitute duly authorized, validly and legally issued, fully-paid, nonassessable shares of Parent capital stock, will not be issued in violation of any preemptive or similar rights and will be issued free and clear of all liens and encumbrances.
          (c) Authorized and Effective Agreement. Parent and Merger Sub have full corporate power and corporate authority to execute and deliver this Agreement and, subject to receipt of the Parent Required Vote (as hereinafter defined) (to the extent such Parent Required

Vote is required by applicable law), to consummate the transactions contemplated hereby. The Board of Directors of Parent by written consent has (i) determined that this Agreement and the Merger are in the best interests of Parent and its stockholders and declared this Agreement and the Merger to be advisable, (ii) approved the Merger, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and (iii) recommended that stockholders of Parent adopt this Agreement and, if required by applicable law, directed that such matter be submitted for consideration and approval by Parent’s stockholders. Except for the adoption of this Agreement by the affirmative vote of a majority of the outstanding shares of Parent Common Stock entitled to vote in accordance with applicable law, if required (the “Parent Required Vote”), no other corporate proceedings on the part of Parent are necessary to approve this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and (assuming due authorization, execution and delivery by the Company) constitutes a valid and binding obligation of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors’ rights and remedies generally (the “Bankruptcy and Equity Exceptions”).
          (d) Taxes. Parent has filed all federal, state, county and local income, excise, property and other tax, governmental and/or other returns, forms, filings, or reports, which are due or required to be filed by it prior to the date hereof and have paid or made adequate provision in the Parent financial statements for the payment of all taxes, fees, or assessments which have or may become due pursuant to such returns, filings or reports or pursuant to any assessments received. Parent is not delinquent or obligated for any tax, penalty, interest, delinquency or charge and there are no tax liens or encumbrances applicable to either corporation.
          (e) Consents and Approvals, No Violation. Neither the execution and delivery of this Agreement nor the consummation by Parent or Merger Sub of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of its Articles of Incorporation (or other similar documents) or By-Laws (or other similar documents); (ii) require any consent, approval, authorization or permit of, or registration or filing with or notification to, any governmental or regulatory authority, except (A) pursuant to the applicable requirements of the Securities Act of 1933, and the rules and regulations promulgated thereunder, (B) the filing of appropriate documents with the relevant authorities of other states in which Parent or Merger Sub is authorized to do business, (C) as may be required by any applicable state securities or takeover laws, (D) such filings and consents as may be required under any environmental, health or safety law or regulation pertaining to any notification, disclosure or required approval triggered by the Merger or the transactions contemplated by this Agreement, or (E) where the failure to obtain such consent, approval, authorization or permit, or to make such filing or notification, would not in the aggregate have a Material Adverse Effect or adversely affect the ability of Parent or Merger Sub to consummate the transactions contemplated hereby; (iii) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration or lien or other charge or encumbrance) under any of the terms, conditions or provisions of any indenture, note, license, lease, agreement or other instrument or obligation to which Parent or Merger Sub or any of its assets may be bound, except for such violations, breaches and defaults (or rights of termination, cancellation or acceleration or lien or other charge or encumbrance) as to which requisite waivers or consents have been obtained or which, in the aggregate, would not have a Material Adverse Effect or adversely affect the ability of Parent or Merger Sub to consummate the transactions contemplated hereby; (iv) cause the suspension or revocation of any authorizations, consents, approvals or licenses currently in effect which would have a Material Adverse Effect; or (v) assuming the consents, approvals, authorizations or permits and filings or notifications referred to in this Section 4(e) are duly and timely obtained or made and the approval of the Merger and the approval of this Agreement by Parent’s stockholders has been obtained, violate any order, writ, injunction, decree, statute, rule or regulation applicable to Parent or Merger Sub or to any of its assets, except for violations which would not in the aggregate have a Material Adverse Effect or adversely affect the ability of Parent or Merger Sub to consummate the transactions contemplated hereby.
          (f) No Subsidiaries. Other than the Merger Sub, Parent has no Subsidiaries or affiliates or has no direct or indirect equity participation or similar interest in any corporation, partnership, limited liability company, joint venture, trust or other business.
          (g) Material Adverse Change. Other than as disclosed in the Parent Disclosure Documents, there have not been any changes in the financial condition, results of operations, or financial condition of Parent or Merger Sub which would individually or in the aggregate with any other such changes, except changes arising in the ordinary course of business, which changes would have a Material Adverse Effect with respect to Parent. Parent has (and at the Closing it will have) disclosed in the Parent Disclosure Documents all events, conditions, and facts materially affecting, the business, financial condition (including liabilities, contingent or otherwise) or results of operations of Parent.
          (h) Absence of Undisclosed Liabilities.
               (1) Other than listed on Schedule 4(h) attached hereto, at the Closing, Parent and Merger Sub shall have no material assets and will not have any liabilities or Indebtedness of any kind other than the costs incurred in connection with the Merger or costs incurred in connection with Parent’s regulatory compliance.
               (2) There is no basis for any assertion against Parent or Merger Sub of any material liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise and whether due or to become due, known or unknown, including, without limitation, any liability for taxes (including e-commerce sales or other taxes), interest, penalties and other charges payable with respect thereto. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (a) result in any payment (whether severance pay, unemployment compensation or otherwise) becoming due from Parent or Merger Sub to any Person or entity, including without limitation any employee, director, officer or affiliate or former employee, director, officer or affiliate of Parent or Merger Sub, (b) increase any benefits otherwise payable to any Person or entity, including without limitation any employee, director, officer or affiliate or former employee, director, officer or affiliate of Parent or Merger Sub, or (c) result in the acceleration of the time of payment or vesting of any such benefits.

          (i) Litigation. Neither Parent nor Merger Sub is a party to, or the subject of, any pending litigation, claims, or governmental investigation or proceeding not reflected in the Parent financial statements, and to the Knowledge of Parent, there are no lawsuits, claims, assessments, investigations, or similar matters, threatened or contemplated against or affecting Parent or the management or properties of Parent.
          (j) Minute Books and Records. Except as otherwise indicated in the Parent Disclosure Documents, the Parent minute books and other corporate records made available to the Company prior to the date of this Agreement, are complete and accurate in all material respects.
          (k) Material Contracts.
               (1) Parent has not breached, nor is there any pending, existing or threatened claim that Parent has breached, any of the material terms or conditions of any agreements, contracts, commitments or other documents to which it is a party or by which it is, or its properties are bound. The execution and performance of this Agreement will not violate any provisions of applicable law or any agreement to which Parent is subject. Merger Sub has no contracts other than this Agreement.
               (2) Parent hereby represents and warrants that, except for the IMPCO Merger Agreement and as otherwise provided in the Parent Disclosure, it is not a party to any material contract or commitment other than appointment documents with Parent’s transfer agent, and that it has disclosed to the Company all previous or existing relationships or dealings with related or controlling parties or affiliates of Parent
               (3) Except for the IMPCO Merger Agreement and as otherwise provided in the Parent Disclosure Documents, Parent has no material contracts, commitments, arrangements, or understandings relating to its business, operations, financial condition, prospects or otherwise. For purposes of this Section 4, “material” means payment or performance of a contract, commitment, arrangement or understanding which is expected to involve payments in excess of $20,000.
               (4) Except for the IMPCO Merger Agreement, this Agreement and the transactions contemplated thereby, there are no outstanding contracts, commitments or bids, or services, development, sales or other proposals of Parent.
               (5) There are no outstanding lease commitments that cannot be terminated without penalty upon 30-days notice, or any purchase commitments of Parent.
          (l) Compliance with Securities Laws.
               (1) There are no outstanding, pending or threatened stop orders or other actions or investigations relating thereto involving federal and state Securities Laws. To Parent’s Knowledge, all issued and outstanding shares of Parent’s capital stock were offered and sold in compliance with federal and state Securities Laws and were not offered, sold or issued in violation of any preemptive right, right of first refusal or right of first offer and are not subject to any right of rescission.

               (2) All information regarding Parent and any entity for whose conduct Parent is legally held responsible which has been provided to the Company in the Parent Disclosure Documents relating to any document or other communication, disseminated to any former, existing or potential stockholders of Parent or to the public or filed with The National Association of Securities Dealers, Inc. (“NASD”) or the SEC or any state securities regulators or authorities is true, complete, accurate in all material respects, not misleading, and was and is in full compliance with all Securities Laws and regulations.
               (3) Parent has timely filed all required documents, reports and schedules with the NASD and the SEC, and any applicable state or regional securities regulators or authorities. As of their respective dates, the Parent Disclosure Documents complied in all material respects with the requirements of the Securities Act, the Exchange Act, the NASD rules and regulations and state and regional Securities Laws and regulations, as the case may be, and, at the respective times they were filed. None of the Parent Disclosure Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.
          (m) Governmental Authorizations: Compliance with Laws.
               (1) Up to the Closing, Parent is currently in compliance with, and has complied with, and Parent has conducted any business previously owned or operated by it in compliance with, all applicable laws, orders, rules and regulations of all Governmental Entities, including applicable Securities Laws and regulations and environmental laws and regulations, except where such noncompliance has and will have, in the aggregate, no Material Adverse Effect on Parent.
               (2) Up to the Closing, Parent has not received notice of any noncompliance with the foregoing, nor to its Knowledge are there any claims or threatened claims in connection therewith.
               (3) Assuming all corporate consents and approvals have been obtained and assuming all applicable appropriate filings and mailings are made by Parent under the Securities Act, the Exchange Act, with the NASD, and with the Secretary of State of Delaware, the execution and delivery by Parent of this Agreement and the closing documents and the consummation by Parent of the transactions contemplated hereby do not and will not (i) require the consent, approval or action of, or any filing or notice to, any corporation, firm, Person or other entity or any public, Governmental Entity or judicial authority (except for such consents, approvals, actions, filing or notices the failure of which to make or obtain will not in the aggregate have a Material Adverse Effect on Parent); or (ii) violate any order, writ, injunction, decree, judgment, ruling, law, rule or regulation of any federal, state, county, municipal, or foreign court or Governmental Entity or authority applicable to Parent, or its business or assets. Parent is not subject to, or a party to, any mortgage, lien, lease, agreement, contract, instrument, order, judgment or decree or any other material restriction of any kind or character which would prevent, hinder, restrict or impair the continued operation of the business of Parent (or to the Knowledge of Parent, the continued operation of the business of the Company) after the Closing.

          (n) Ongoing Business. No aspect of Parent’s past or present business, operations or assets is of such a character as would restrict or otherwise hinder or impair Parent from carrying on the business of Parent as it is presently being conducted by Parent.
          (o) Required Government Consents, Filings, etc. Except as have been or, prior to the Closing, will be obtained, no approval, authorization, certification, consent, variance, permission, license, or permit to or from, or notice, filing, or recording to or with, any U.S. Federal, state, or local governmental authorities is necessary for the execution and delivery of this Agreement and the other agreements and instruments to be executed and delivered by Parent in connection with the transactions contemplated hereby, or the consummation by Parent of the transactions contemplated hereby.
          (p) Other Required Consents, Filings, etc. Except as have been or, prior to the Closing, will be obtained, no approval, authorization, consent, permission, or waiver to or from, or notice, filing, or recording to or with, any person is necessary for the execution and delivery of this Agreement and the other agreements and instruments to be executed and delivered in connection with the transactions contemplated hereby by Parent, or the consummation by Parent of the transactions contemplated hereby.
          (q) Title to Assets. Parent has good and marketable title to all of its assets, free and clear of any claims or Encumbrances. “Encumbrance” means any mortgage, charge (whether fixed or floating), security interest, pledge, right of first refusal, lien (including any unpaid vendor’s lien), option, hypothecation, title retention or conditional sale agreement, lease, option, restriction as to transfer or possession, or subordination to any right of any other person.
          (r) Intellectual Property. Parent has no Intellectual Property. The term “Intellectual Property” includes all patents and patent applications, trademarks, service marks, and trademark or service mark registrations and applications, trade names, logos, designs, domain names, web sites, slogans and general intangibles of like nature, together with all goodwill relating to the foregoing, copyrights, copyright registrations, renewals and applications, software, databases, technology, trade secrets and other confidential information, know-how, proprietary processes, formulae, algorithms, models and methodologies, drawings, specifications, plans, proposals, financing and marketing plans, advertiser, customer and supplier lists and all other information relating to advertisers, customers and suppliers (whether or not reduced to writing), licenses, agreements and all other proprietary rights, which relate to Parent or Merger Sub’s business.
          (s) Compliance with Rules.
               (1) Parent at all times has been and is currently in compliance with all Rules applicable to Parent and/or its business, except where such failure to comply would not have a material adverse effect on Parent or its operations. “Rule” means any law, statute, rule, regulation, order, court decision, judgment or decree of any U.S. Federal, state, territorial, provincial or municipal authority.
               (2) Parent is in material compliance with, and have obtained all Permits and other authorizations relating to Parent or Merger Sub which are required by any

Rule, which has been enacted to the date of this Agreement, except as would not have a material adverse effect on Parent or Merger Sub or its operations. No governmental proceeding is pending or threatened to cancel, amend, modify or fail to renew any such Permit. “Permit” includes any approval, authorization, concession, grant, certificate of convenience and necessity, qualification, consent, franchise, license, security clearance, easement, order or other permit issued or granted by any governmental entity.
          (t) Disclosures. No representation or warranty by Parent contained in this Agreement or the Parent Disclosure Documents and no statement contained in any certificate, schedule or other communication furnished pursuant to or in connection with the provisions hereof contains or shall contain any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein not misleading. There is no current or prior event or condition of any kind or character pertaining to Parent that may reasonably be expected to have a Material Adverse Effect on Parent. Except as specifically indicated elsewhere in this Agreement, all documents delivered by Parent in connection herewith have been and will be complete originals, or exact copies thereof.
          (u) Employees. Parent currently has no employees, consultants or independent contractors. No amounts are due or owed to any previous or current Parent employee, consultant or independent contractor. There are no oral employment agreements, consulting agreements or other compensation agreements currently in effect between Parent and any person.
          (v) Broker’s or Finder’s Fees. Parent has not authorized any person to act as broker or finder or in any other similar capacity in connection with the transactions contemplated by this Agreement.
          (w) Environmental Matters. Parent, including any corporation to which Parent is a successor, is in material compliance with all Environmental Laws. Neither Parent nor, to the Knowledge of Parent, any other Person for whose conduct Parent is or may be held responsible, has any Environmental Liabilities, or, to the Knowledge of Parent, with respect to any properties and assets (whether real, personal or mixed) in which Parent (or any predecessor) has or had an interest, or at any property geologically or hydrologically adjoining any such property or assets.
     5. Closing. The Closing of the transactions contemplated herein shall take place on such date (the “Closing”) as soon as reasonably practicable following the execution of this Agreement, subject to the conditions precedent set forth in Sections 7 and 8 hereto, unless accelerated or extended by the affirmative agreement by all parties.
     6. Actions Prior to Closing.
          (a) Prior to the Closing, the Company on the one hand, and Parent and Merger Sub on the other hand, shall be entitled to make such investigations of the assets, properties, business and operations of the other party, and to examine the books, records, tax returns, financial statements and other materials of the other party as such investigating party deems necessary in connection with this Agreement and the transactions contemplated hereby. Any such investigation and examination shall be conducted at reasonable times and under reasonable circumstances, and the parties hereto shall cooperate fully therein. Until the Closing, and if the

Closing shall not occur, hereafter, each party shall keep confidential and shall not use in any manner inconsistent with the transactions contemplated by this Agreement, and shall not disclose, nor use for their own benefit, any information or documents obtained from the other party concerning the assets, properties, business and operations of such party, unless such information (i) is readily ascertainable from public or published information, (ii) is received from a third party not under any obligation to keep such information confidential, or (iii) is required to be disclosed by any law or order (in which case the disclosing party shall promptly provide notice thereof to the other party in order to enable the other party to seek a protective order or to otherwise prevent such disclosure). If this transaction is not consummated for any reason, each party shall return to the other all such confidential information, including notes and compilations thereof, promptly after the date of such termination. The representations and warranties contained in this Agreement shall not be affected or deemed waived by reason of the fact that either party hereto discovered or should have discovered any representation or warranty is or might be inaccurate in any respect.
          (b) Prior to the Closing, the Company, Parent and Merger Sub agree not to issue any statement or communications to the public or the press regarding the transactions contemplated by this Agreement without the prior written consent of the other parties. In the event that Parent is required under federal Securities Law to either (i) file any document with the SEC that discloses this Agreement or the transactions contemplated hereby, or (ii) to make a public announcement regarding this Agreement or the transactions contemplated hereby, Parent shall provide the Company with a copy of the proposed disclosure no less than 48 hours before such disclosure is made and shall incorporate into such disclosure any reasonable comments or changes that the Company may request. The parties hereto agree to the issuance of a press release in a form to be agreed upon by the parties following the Execution Date.
          (c) There shall be no stock dividend, stock split, recapitalization, or exchange of shares with respect to or rights, options or warrants issued in respect of Parent’s Common or Preferred Stock after the date hereof and there shall be no dividends or other distributions paid on Parent’s Common Stock, or shares of Parent capital stock issued, after the date hereof, in each case through and including the Effective Time. The Company, Parent and Merger Sub shall conduct no business, prior to the Closing, other than in the ordinary course of business or as may be necessary in order to consummate the transactions contemplated hereby.
          (d) Prior to the Closing, if requested by the Managers of IMPCO and the Company, Parent shall adopt a new stock option plan or amend its existing stock option plan in the manner requested by the Managers of IMPCO and the Company.
          (e) Prior to the Closing, the Board of Directors of the Parent and the Manager of Merger Sub shall approve the Merger, this Agreement, and the transactions contemplated hereby, and shall approve the resignations of the officers and directors of Parent and Merger Sub, effective as of the Closing, and take such action as is necessary to appoint the Company nominees to the Parent Board of Directors and offices effective as of the Closing.
     7. Conditions Precedent to the Obligations of the Company. All obligations of the Company under this Agreement are subject to the fulfillment, prior to or as of the Closing and/or the Effective Time, as indicated below, of each of the following conditions:

          (a) The representations and warranties by or on behalf of Parent and Merger Sub contained in this Agreement or in any certificate or document delivered pursuant to the provisions hereof or in connection herewith shall be true and correct in all material respects at and as of the Closing and Effective Time as though such representations and warranties were made at and as of such time.
          (b) Parent and Merger Sub shall have performed and complied with all covenants, agreements, and conditions set forth or otherwise contemplated in, and shall have executed and delivered all documents required by, this Agreement to be performed or complied with or executed and delivered by them prior to or at the Closing.
          (c) On or before the Closing, the directors of Parent and the Manager of Merger Sub, and Parent as interest holder of Merger Sub, and the stockholders of Parent (to the extent the Parent Required Vote is required by applicable law), shall have approved in accordance with applicable state corporation law the execution and delivery of this Agreement and the consummation of the transactions contemplated herein.
          (d) On or before the Closing Date, Parent and Merger Sub shall have delivered certified copies of resolutions of the sole interest holder and Manager of Merger Sub and of the directors of Parent approving and authorizing the execution, delivery and performance of this Agreement and authorizing all of the necessary and proper action to enable Parent and Merger Sub to comply with the terms of this Agreement, including the election of the Company’s nominees to the Board of Directors of Parent and all matters outlined or contemplated herein.
          (e) The Merger shall be permitted by applicable state law and otherwise and Parent shall have sufficient shares of its capital stock authorized to complete the Merger and the transactions contemplated hereby.
          (f) At the Closing, the number of directors of Parent will be set at three (3), and (A) Frank Ingriselli, Laird Q. Cagan and Elizabeth P. Smith, or such other persons designated by the Company, shall be elected to the Board of Directors of Parent, (B) Frank Ingriselli shall be elected the President and Chief Executive Officer of Parent, (C) Jamie Tseng shall be elected as the Executive Vice President of Parent, (D) Stephen F. Groth shall be elected Vice President, Chief Financial Officer and Secretary of Parent, and (E) all of the former directors and officers of Parent shall resign in writing from their positions as directors and officers of Parent.
          (g) At the Closing, all instruments and documents delivered by Parent or Merger Sub, including to the Company holders of Series A and Series B Interests pursuant to the provisions hereof shall be reasonably satisfactory to legal counsel for the Company.
          (h) The Company shall have received the reasonable assurance of its certified public accountants, to the extent it deems necessary, that its financial audit shall be concluded at the proper time in order to be in full compliance will applicable SEC reporting requirements in connection with the Merger and the Closing of this transaction.

          (i) The Company shall have raised a minimum of $8,000,000 of capital in connection with its Private Placement under terms and conditions acceptable to the Company.
          (j) The shares of restricted Parent capital stock to be issued to the holders of Company Series A and Series B Interests at Closing will be validly issued, nonassessable and fully paid under Delaware corporation law and will be issued in a nonpublic offering in compliance with all federal, state and applicable Securities Laws.
          (k) The Company shall have received the advice of its tax advisor, to the extent it deems necessary, that this transaction is a tax free reorganization as to the Company and all of the holders of Company Series A and Series B Interests.
          (l) The Company shall have received all necessary and required approvals and consents from required parties and from its holders of Company Series A and Series B Interests in connection with the Closing of this Agreement, including stockholder approval to change the name of Parent to “Pacific Asia Petroleum, Inc.,” in the State of Delaware and thereafter change the trading symbol of Parent.
          (m) At the Closing, Parent and Merger Sub shall have delivered to the Company an opinion of Parent’s legal counsel dated as of the Closing to the effect that:
               (1) Parent is a corporation duly organized, validly existing and in good standing under the laws of the Delaware, and Merger Sub is a limited liability company validly existing and in good standing under the laws of Delaware;
               (2) This Agreement has been duly authorized, executed and delivered by Parent and Merger Sub and is a valid and binding obligation of Parent and Merger Sub enforceable in accordance with its terms;
               (3) Parent and Merger Sub each through its Board of Directors and stockholders, and interest holders and Manager, respectively, have taken all corporate action necessary for performance under this Agreement;
               (4) The documents executed and delivered to the Company and the holders of Company Series A and Series B Interests hereunder are valid and binding in accordance with their terms and vest in the holders of Company Series A and Series B Interests all right, title and interest in and to the shares of Parent’s Common Stock and Preferred Stock to be issued pursuant to Section 2 hereof, and the shares of Parent capital stock when issued will be duly and validly issued, fully paid and nonassessable; and
               (5) Parent and Merger Sub each has the corporate power to execute, deliver and perform under this Agreement.
          (n) The “Closing” as defined in the IMPCO Merger Agreement of that certain merger transaction contemplated by the IMPCO Merger Agreement shall close simultaneously with the Closing of the Merger under this Agreement.

     8. Conditions Precedent to the Obligations of Parent and Merger Sub. All obligations of Parent and Merger Sub under this Agreement are subject to the fulfillment, prior to or at the Closing and/or the Effective Time, of each of the following conditions:
          (a) The representations and warranties by the Company contained in this Agreement or in any certificate or document delivered pursuant to the provisions hereof shall be true and correct in all material respects at and as of the Closing and the Effective Time as though such representations and warranties were made at and as of such times.
          (b) The Company shall have performed and complied with, in all material respects, all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing.
          (c) The Company shall have raised a minimum of $8,000,000 of capital in connection with its Private Placement.
          (d) The Company shall deliver an opinion of its legal counsel to the effect that:
               (1) The Company is a limited liability company duly organized, validly existing and in good standing under the laws of the state of its organization;
               (2) This Agreement has been duly authorized, executed and delivered by the Company;
               (3) The Manager and holders of Company Series A and Series B Interests have taken all corporate action necessary for performance under this Agreement; and
               (4) The Company has the corporate power to execute, deliver and perform under this Agreement.
     9. Survival and Indemnification. Notwithstanding any investigation conducted by any Party hereto or any information any party may receive, all representations, warranties, covenants and agreements contained in this Agreement (or in any schedule, certificate, document or statement delivered pursuant hereto) shall survive only until the Closing.
     10. Nature of Representations. All of the parties hereto are executing and carrying out the provisions of this Agreement in reliance solely on the representations, warranties and covenants and agreements contained in this Agreement and the other documents delivered at the Closing and not upon any representation, warranty, agreement, promise or information, written or oral, made by the other party or any other Person other than as specifically set forth herein.
     11. Documents at Closing. At the Closing, the following documents shall be delivered:
          (a) The Company will deliver, or will cause to be delivered, to Parent the following:

               (1) a certificate executed by the President of the Company to the effect that all representations and warranties made by the Company under this Agreement are true and correct as of the Closing and as of the Effective Time, the same as though originally given to Parent or Merger Sub on said date;
               (2) a certificate from the state of the Company’s organization dated within five business days of the Closing to the effect that the Company is in good standing under the laws of said state;
               (3) such other instruments, documents and certificates, if any, as are required to be delivered pursuant to the provisions of this Agreement;
               (4) an executed copy of the LLC Certificate of Merger for filing in Delaware;
               (5) certified copies of resolutions adopted by the members and Manager of the Company authorizing the Merger;
               (6) all other items, the delivery of which is a condition precedent to the obligations of Parent and Merger Sub, as set forth herein; and
               (7) the legal opinion required by Section 8(d) hereof.
          (b) Parent and Merger Sub will deliver or cause to be delivered to the Company:
               (1) stock certificates representing those securities of Parent to be issued as a part of the Merger as described in Section 2 hereof;
               (2) a certificate of the President of Parent and Merger Sub, respectively, to the effect that all representations and warranties of Parent and Merger Sub made under this Agreement are true and correct as of the Closing, the same as though originally given to the Company on said date;
               (3) certified copies of resolutions adopted by Parent’s Board of Directors and, if applicable, stockholders, and the Manager of Merger Sub and its members, if applicable, authorizing the Merger and all related matters;
               (4) certificates from the jurisdiction of incorporation of Parent and organization of Merger Sub dated within five business days of the Closing Date that each of said corporations is in good standing under the laws of said state;
               (5) opinion of Parent’s counsel as described in Section 7(m) above;
               (6) such other instruments and documents as are required to be delivered pursuant to the provisions of this Agreement;

               (7) written resignation of all of the officers and directors of Parent and Merger Sub and written appointment of the Company nominees as directors and officers; and
               (8) all other items, the delivery of which is a condition precedent to the obligations of the Company, as set forth in Section 7 hereof.
     12. Consultants’ Fees. Parent and Merger Sub, jointly and severally, represent and warrant to the Company, and the Company represents and warrants to each of the Parent and Merger Sub, that none of them, or any party acting on their behalf, has incurred any liabilities, either express or implied, to any “consultant” “broker” or “finder” or similar Person in connection with this Agreement or any of the transactions contemplated hereby.
     13. Post-Closing Covenants.
          (a) Standard and Poor’s. If required for the trading of Parent Common Stock, Parent shall use its commercially reasonable efforts to apply for listing with Standard and Poor’s Information Service and Blue Sky filings.
          (b) Stock Listing. As soon as Parent meets the company listing requirements, Parent shall use all commercially reasonable efforts to cause Parent Common Stock to be listed for trading on the Over-The-Counter Bulletin Board.
          (c) Confidentiality. Parent hereby agrees that, after the Execution Date and prior to Effective Time, it shall not publicly disclose any confidential information of Parent or the Company, and that they shall not make any public statement or announcement regarding the Merger or the business, financial condition, prospects or operations of Parent or the Company, without the prior written consent of the Company.
     14. Miscellaneous.
          (a) Further Assurances. At any time, and from time to time, after the Effective Time, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of this Agreement.
          (b) Waiver. Any failure on the part of any party hereto to comply with any of its obligations, agreements or conditions hereunder may be waived in writing by the party (in its sole discretion) to whom such compliance is owed.
          (c) Termination.
               (1) By Any Party. This Agreement may be terminated at the discretion of any party if the Closing has not occurred by April 30, 2007 (unless the Closing date is extended with the consent of both the Company and Parent) for any reason other than the default hereunder by the terminating party.
               (2) Termination by Mutual Consent. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, before or after gaining requisite stockholder approval, by the mutual written consent of Parent and the Company.
               (3) Termination by Parent and Merger Sub. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by action of the Board of Directors of Parent and Merger Sub if:
               a. any representation or warranty of the Company contained in this Agreement shall not be true in all material respects when made or, if a representation or warranty relates to a particular date, shall not be true in all material respects as of such date (provided such breach is capable of being cured and has not been cured within five (5) business days following receipt by the breaching Party of notice of the breach) or on and as of the Effective Time as if made on and as of the Effective Time; or
               b. the Merger is not approved by the Company’s members contemplated by this Agreement.
               (4) Termination by the Company. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by action of the Manager of the Company if:
               a. any representation or warranty of Parent or Merger Sub contained in this Agreement shall not be true in all material respects when made or, if a representation or warranty relates to a particular date, shall not be true in all material respects as of such date (provided such breach is capable of being cured and has not been cured within five (5) business days following receipt by the breaching Party of notice of the breach) or on and as of the Effective Time as if made on and as of the Effective Time; or
               b. the Merger is not submitted to Parent’s stockholders as contemplated by this Agreement (provided that the Company is not in material breach of the terms of this Agreement and this Agreement has not otherwise been terminated pursuant to this Section 14(c)).
               (5) Effect of Termination. Except as otherwise expressly provided herein, in the event of termination of this Agreement by a Party as provided in this Section 14(c), this Agreement shall forthwith become void and there shall be no liability or obligation on the part of the Parties or their respective affiliates, officers, managers, members, directors or stockholders, except (x) with respect to the payment of expenses pursuant to Section 14(l) and (y) to the extent that such termination results from the breach of a Party of any of its representations or warranties, or any of its covenants or agreements, in each case, as set forth in this Agreement. In addition, in the event of termination of this Agreement any materials or documents that have been furnished by one party to the other in connection with this Agreement or the transactions contemplated hereby shall be promptly returned by the receiving party, accompanied by all copies of such documentation, within ten (10) days after (a) the termination of this Agreement or (b) the written request of the disclosing party.
          (d) Amendment. This Agreement may be amended only in writing as agreed to by all parties hereto.

          (e) Notices. All notices, requests, demands, claims, and other communications required or permitted hereunder shall be in writing and shall be deemed given upon receipt if delivered personally or by recognized commercial delivery service, or mailed by registered or certified mail (return receipt requested), or sent via facsimile (with acknowledgment of complete transmission and confirmed in writing by mail simultaneously dispatched) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):
(1)	if to Parent or Merger Sub, to:
     Pacific East Advisors, Inc.
     10600 N. De Anza Blvd., Suite 250
     Cupertino, California 95014
     Attention: Laird Q. Cagan
          Telephone No.: (408) 873-0400
Facsimile No.: (408) 873-0550

with a copy (which shall not constitute notice) to:
     Krueger Group, LLP
     5771 La Jolla Boulevard
     La Jolla, California 92037
     Attention: Blair Krueger
          Telephone No.: (858) 729-9997
Facsimile No.: (858) 729-9995
(2)	if to Company, to: Advanced Drilling Services, LLC 10600 N. De Anza Blvd., Suite 250 Cupertino, California 95014 Attention: Laird Q. Cagan Telephone No.: (408) 873-0400 Facsimile No.: (408) 873-0550
          (f) Headings. The section and subsection headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.
          (g) Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
          (h) Binding Effect. This Agreement shall be binding upon the parties hereto and inure to the benefit of the parties, their respective heirs, administrators, executors, successors and assigns.
          (i) Entire Agreement. This Agreement and the attached Exhibits, is the entire agreement of the parties covering everything agreed upon or understood in the transaction.

There are no oral promises, conditions, representations, understandings, interpretations or terms of any kind as conditions or inducements to the execution hereof.
          (j) Time. Time is of the essence.
          (k) Severability. If any part of this Agreement is deemed to be unenforceable, the balance of the Agreement shall remain in full force and effect.
          (l) Responsibility and Costs. If the Merger is not consummated, all fees, expenses and out-of-pocket costs, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred by the parties hereto (collectively the “Transaction Expenses”) shall be borne solely and entirely by the party that has incurred such costs and expenses, unless the failure to consummate the Merger constitutes a breach of the terms hereof, in which event the breaching party shall be responsible for all costs of all parties hereto. If the Merger is consummated, the Company shall be responsible for payment of all Transaction Expenses incurred by the Company, the Parent and the Merger Sub.
          (m) Applicable Law. This Agreement shall be construed and governed by the internal laws of the State of Delaware, without reference to principles of conflicts of law.
          (n) Jurisdiction and Venue. Each party hereto irrevocably consents to the jurisdiction and venue of the state or federal courts located in Santa Clara County, State of California, in connection with any action, suit, proceeding or claim to enforce the provisions of this Agreement, to recover damages for breach of or default under this Agreement, or otherwise arising under or by reason of this Agreement.
          (o) Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:
               (1) “Company Disclosure Documents” means that certain Confidential Private Placement Memorandum of the Company, to be provided by the Company prior to the Closing, and other documents provided to Parent by the Company prior to the Effective Time. Any information with respect to a matter that is disclosed by the Company to the Parent for any purpose in the Company Disclosure Documents shall be deemed to be disclosed for all purposes hereunder provided that such information sufficiently identifies the matter in question in all material respects.
               (2) “Parent Disclosure Documents” means all available documents filed by Parent with the NASD, the SEC or documents otherwise provided by Parent to the Company prior to the Effective Time.
               (3) “Encumbrance” means, with respect to any Person, any mortgage, deed of trust, pledge, lien, security interest, charge, claim or other security arrangement of any nature whatsoever, whether voluntarily or involuntarily given, including any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security and any filed financing statement or other notice of any of the foregoing (whether or not an Encumbrance is created or exists at the time of the filing).

               (4) “Environmental Law” means any and all applicable Legal Requirements, and without limiting the foregoing, any regulations, orders, decrees, judgments or injunctions promulgated or entered into by any Governmental Entity, relating to the preservation or reclamation of natural resources, or to the management, Release (as hereinafter defined) or threatened Release of Hazardous Material (as hereinafter defined), including but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. §§ 9601 et seq. (“CERCLA”), the Federal Water Pollution Control Act, 33 U.S.C. §§ 1251 et seq., the Clean Air Act, 42 U.S.C. § 7401 et seq., the Toxic Substances Control Act, 15 U.S.C. § 2701 et seq., the Occupational Safety and Health Act, 29 U.S.C. § 651 et seq., the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. § 11001 et. seq., the Safe Drinking Water Act, 42 U.S.C. § 300(f) et seq., the Hazardous Materials Transportation Act, 49 U.S.C. §§ 1801 et seq., and any similar or implementing state or local law, and all amendments or regulations promulgated thereunder.
               (5) “Environmental Liabilities” means all claims, demands, causes of action, liabilities, investigations, judgments, damages, costs and expenses (including, without limitation, costs of suit, reasonable attorneys’ fees, costs of negotiation, consulting fees and expert fees, Remedial Action costs, penalties, fines and punitive damages, whether in respect of death, personal injury, property damage, cleanup and removal expense, cost recovery contribution or compensation), under Environmental Laws in effect prior to or as of the Closing, which arise from (i) the Release of Hazardous Materials prior to the Closing at, on, in or under any facilities of the Company, (ii) any violation by the Company of any Environmental Law in effect at the time of the Closing Date, due to conditions existing or events occurring prior to the Closing, or (iii) the off-site treatment, storage or disposal of Hazardous Materials from any of the facilities of the Company at any time prior to the Closing.
               (6) “Exchange Act” means the Securities Exchange Act of 1934, as amended.
               (7) “GAAP” means generally accepted accounting principles in the United States.
               (8) “Governmental Authorization” means any permit, license, franchise, approval, consent, permission, confirmation, endorsement, waiver, certification, registration, qualification, clearance or other authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Entity or pursuant to any Legal Requirement.
               (9) “Governmental Entity” means any nation, state, municipality and any federal, state, local, foreign, provincial or supranational court or governmental agency, authority, instrumentality or regulatory body.
               (10) “Hazardous Material” means all explosive or regulated radioactive materials or substances; petroleum and petroleum products (including crude oil or any fraction thereof); asbestos or asbestos-containing materials; and any hazardous or toxic materials, wastes or chemicals designated, defined, listed or regulated as such pursuant to any Environmental Law.

               (11) “Indebtedness” means indebtedness for borrowed money or the equivalent or represented by notes, bonds or other similar instruments or letters of credit (or reimbursement agreements in respect thereof) or representing the balance deferred and unpaid of the purchase price of any property (other than trade payables constituting current liabilities and Personal property leases), and including without limitation capital lease obligations, including all accrued and unpaid interest thereon, and applicable prepayment, breakage or other premiums, fees or penalties and the costs of discharging such indebtedness, all as determined in accordance with GAAP.
               (12) “Legal Requirement” shall mean any federal, state, local, provincial, foreign, international, multinational or other statute, law, treaty, rule, regulation, guideline, administrative order, directives, ordinance, constitution or principle of common law (or any interpretation thereof by a Governmental Entity).
               (13) “Material Adverse Effect” means:
          (a) with respect to the Company, an effect that would be materially adverse: (i) to the business, results of operation or financial condition of the Company; (ii) to the Company’s ability to perform any of its material obligations under this Agreement or to consummate the Merger; or (iii) to the ability of the Continuing LLC or Parent to conduct the business of the Company following the Effective Time or the ability of the Company to exercise full rights of ownership of the Company or its assets or business; or
          (b) with respect to Parent, an effect that would be materially adverse: (i) to the business, results of operation, or financial conditions of Parent and its Subsidiaries, considered as a whole; or (ii) to Parent’s ability to perform any of its material obligations under this Agreement or to consummate the Merger; or (iii) to the ability of the Continuing LLC or Parent to conduct the business of the Company following the Effective Time or the ability of Parent to exercise full rights of ownership of the Company or its assets or business;
provided, however, that in determining whether a Material Adverse Effect has occurred there shall be excluded any action or omission of the Company or Parent taken with the prior written consent of Parent or the Company, as applicable, in contemplation of the Merger.
               (14) “Party” or “Parties” means either, or collectively, Parent, Merger Sub or the Company.
               (15) “Person” means any individual and any corporation, partnership, limited liability company, firm, trust, or other business entity and any Governmental Entity.
               (16) “Remedial Action” shall mean (a) “remedial action” as such term is defined in CERCLA and (b) all other action required by any Governmental Entity to respond to a release or threatened release of Hazardous Material.
               (17) “Securities Act” means the Securities Act of 1933, as amended.
               (18) “Securities Laws” means the Securities Act; the Exchange Act; the Investment Company Act of 1940, as amended; the Investment Advisers Act of 1940, as amended; the Trust Indenture Act of 1939, as amended; the rules and regulations of the Securities and Exchange Commission promulgated thereunder; and the blue sky and other Legal Requirements of any state that are applicable to the purchase and sale of securities generally.
               (19) “Subsidiary” or “Subsidiaries” means with respect to any party, any corporation, company, partnership or other organization, whether incorporated or unincorporated, which is consolidated with such party for financial reporting purposes.
               (20) In addition, the following terms shall be interpreted as set forth below:
               a. The words “hereof,” “herein,” “hereby” and “hereunder” and/or words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provisions of this Agreement.
               b. Terms defined in the singular shall have a comparable meaning when used in the plural, and vice-versa.
               c. References to the “Knowledge” of an entity shall refer to the actual personal knowledge of the directors and officers of the entity, and the knowledge of any fact or matter which any Person would have following inquiries of those employees and directors or former employees and directors of the entity of whom such persons would reasonably believe would have actual knowledge of such matters presented.
               d. References to an “Exhibit” or to a “Schedule” are, unless otherwise specified, to one of the Exhibits or Schedules attached to or referenced in this Agreement. The reference to an “Article” or “Section” is, unless otherwise specified, to one of the Articles or Sections of this Agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

PACIFIC EAST ADVISORS, INC.,		DRILLCO ACQUISITION, LLC,
a Delaware corporation		a Delaware limited liability company

By:	/s/ Dale Walter Dale Walter,	By:	/s/ Dale Walter Dale Walter,
	Chairman, President and Chief Executive		President and Chief Executive Officer
Officer

ADVANCED DRILLING SERVICES, LLC.,
a Delaware limited liability company

		By:	/s/ Laird Q. Cagan

Laird Q. Cagan,
Manager, President and Chief Executive Officer

EXHIBIT A
PARENT CERTIFICATE
Intentionally Omitted

Amendment No 1. to the Amended and Restated Plan of Merger and Reorganization
ADVANCED DRILLING SERVICES, LLC
     This Amendment No. 1 to Amended and Restated Plan of Merger and Reorganization (“Amendment”) is executed as of the 20th day of April, 2007, by and among: Pacific East Advisors, Inc., a Delaware corporation (“Parent”), DRILLCO ACQUISITION, LLC., a Delaware limited liability company and a wholly-owned subsidiary of Parent (“Merger Sub”) and ADVANCED DRILLING SERVICES, LLC, a Delaware limited liability company (the “Company”).
WITNESSETH:
     WHEREAS, Parent, Merger Sub and the Company entered into that certain Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) dated December 5, 2006, and as amended and restated on February 12, 2007, concerning the merger of the Company with and into Merger Sub. (such agreement, as so amended and restated, is hereinafter referred to as the “Agreement”); and
     WHEREAS, Parent, Merger Sub and the Company desire to amend and modify the Merger Agreement;
     NOW, THEREFORE, Parent, Merger Sub and Company hereby agree as follows:
1.	Section 2(b)(1) of the Merger Agreement is amended and restated in its entirety, effective as of the date hereof, to provide as follows:
     “(1) It is currently contemplated that prior to the Merger becoming effective under Delaware law, the Company shall close a private offering under Regulation D, Rule 506, as promulgated by the Securities and Exchange Commission (“SEC”) under the Securities Act, pursuant to which it will issue up to 13,600,000 Class B Interests (excluding warrants issuable to the Company’s placement agents) (the “Maximum Offering”) at $1.25 per Class B Interest (the “Private Placement”). All of the Class B Interests issued as part of the Private Placement shall be included in the membership interests of the Company that are outstanding at the time of the Merger and will be converted/exchanged in the Merger in accordance with Section 2(c)(1) below.”
2.	Section 2(c)(1) of the Merger Agreement is amended and restated in its entirety, effective as of the date hereof, to provide as follows:
     “(1) By virtue of the LLC Merger and without any further action on the part of the Company or the Merger Sub or the holders of interests of the Company: (i) each Class A Interest of the Company then outstanding shall be converted into one (1) fully paid share of Common Stock of the Parent for a total aggregate of 9,850,000 fully paid and nonassessable shares of Common Stock, par value $0.001; AND (ii) each Class B Interest of the Company then issued and outstanding in connection with the Private Placement shall be converted into one (1) fully paid share of Series A Preferred Stock of the Parent for a maximum total aggregate of 13,600,000 fully paid and nonassessable shares of Series A Preferred Stock, par value $0.001 (excluding warrants issuable to the Company’s placement agents) (assuming the Maximum Offering is achieved).”
3.	Section 3(c) of the Merger Agreement is amended and restated in its entirety, effective as of the date hereof, to provide as follows:
     “(c) Capital Structure of the Company. The issued and outstanding limited liability company interests of the Company consist of 9,850,000 Class A Interests and no Class B Interests as of the Execution Date. In connection with the Private Placement, the Company may issue up to 13,600,000 additional Class B Interests prior to the Closing (excluding warrants issuable to the Company’s placement agents). As of the Execution Date, all the outstanding limited liability company interests of the Company are held by the members free and clear of all encumbrances. As of the Execution Date and as of the Closing, other than the warrants issuable to the Company’s placement agents in connection with the Private Placement (the “Placement Agent Warrants”) and as otherwise set forth herein, there are and will be no options, warrants, convertible securities or other rights, agreements, arrangements or commitments relating to the limited liability company interests of the Company.”
4.	Except to the extent modified hereby, the Merger Agreement shall remain in full force and effect.
[The remainder of this page is intentionally left blank.]

     IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the date and year first referenced above.

PACIFIC EAST ADVISORS, INC.		DRILLCO ACQUISITION, LLC
a Delaware corporation		a New York limited liability company

By:	/s/ Dale Walter Dale Walter,	By:	/s/ Dale Walter Dale Walter,
	Chairman, President and Chief Executive Officer		President and Chief Executive Officer

ADVANCED DRILLING SERVICES LLC,
a Delaware limited liability company

		By:	/s/ Laird Q. Cagan

Laird Q. Cagan,
Manager, President and Chief Executive Officer